Exhibit 23(p)(iv)

                          LATEEF MANAGEMENT ASSOCIATES
                          SUPERVISORY PROCEDURES MANUAL

XII. CODE OF ETHICS / PERSONAL SECURITIES TRANSACTIONS
SEC RULE 204A-1

A. RESPONSIBILITY. It is expected that all supervisory personnel, access persons, solicitors, and employees conduct business with the highest level of ethical standards keeping in mind at all time the Company's fiduciary duties to its clients. The CCO will be responsible for having each supervised/access person sign a written acknowledgement of their receipt of the Company's current Code of Ethics (See APPENDIX A) and any amendments thereto. A copy of such receipt will be kept in the supervised/access persons employment file. Furthermore, the CCO will be responsible for maintaining and enforcing the Company's Code, recording any violation of the Code and any actions taken as a result of any violation, and reporting any violation of the Code to the senior management of the Company.

B. DUTY TO CLIENTS. The Company has a duty to exercise its authority and responsibility for the benefit of its clients, to place the interests of its clients first, and to refrain from having outside interests that conflict with the interests of its clients. The Company is committed to avoid any circumstances that might adversely affect, or appear to affect, its duty of complete loyalty to its clients.

C. PRIVACY OF CLIENT FINANCIAL INFORMATION. The Company will not disclose any nonpublic personal information about a Client to any nonaffiliated third party unless the Client expressly gives permission to the Company to do so. The Client in writing must grant such permission, or denial of permission, to the Company. A copy of the permission/denial document will be kept in the Client file.

D. PROHIBITED ACTS. The Company or any of its supervised persons, access persons or employees will not;

         1. employ any device, scheme or artifice to defraud;

         2. make any untrue statement of a material fact;

         3. omit to state a material fact necessary in order to make a statement, in light of the circumstances under which it is made, not misleading;

         4. engage in any fraudulent or deceitful act, practice or course of business; or,

         5. engage in any manipulative practices.

E. CONFLICTS OF INTEREST. The Company has a duty to disclose potential and actual conflicts of interest to their clients. All supervised persons, access persons and solicitors have a duty to report potential and actual conflicts of interest to the CCO. Gifts should not be accepted from persons or entities doing business with the Company.

F.       USE OF  DISCLAIMERS.  The Company shall not attempt to limit  liability
         for  willful   misconduct  or  gross  negligence  through  the  use  of
         disclaimers.

G. SUITABILITY. The Company shall only recommend those investments that it has a reasonable basis for believing are suitable for a client, based upon the client's particular situation and circumstances. In addition, clients should be instructed to immediately notify the Company of any significant changes in their situation or circumstances so that the Company can respond appropriately.

H. DUTY TO SUPERVISE. ADVISERS ACT SECTION 203(E)(5) The CCO is responsible for ensuring adequate supervision over the activities of all persons who act on the Company's behalf. Specific duties include, but are not limited to:

         1. establishing procedures that could be reasonably expected to prevent and detect violations of the law by its advisory personnel;

         2. analyzing its operations and creating a system of controls to ensure compliance with applicable securities laws;

         3. ensuring that all advisory personnel fully understand the Company's policies and procedures; and,

         4. establishing an annual review system designed to provide reasonable assurance that the Company's policies and procedures are effective and are being followed.

I. PERSONAL SECURITIES TRANSACTIONS. The Company's policies and procedures governing personal security transactions are covered in detail in APPENDIX A - CODE OF ETHICS/PERSONAL SECURITIES TRANSACTIONS.

                          LATEEF MANAGEMENT ASSOCIATES
                CODE OF ETHICS / PERSONAL SECURITIES TRANSACTIONS
                                   APPENDIX A

XIII. APPENDIX A - CODE OF ETHICS/PERSONAL SECURITIES TRANSACTIONS

CODE OF ETHICS

A. BACKGROUND / INTRODUCTION. Lateef Management Associates (LMA) believe it is essential not only to comply with relevant US laws and regulations but also to maintain high standards of personal and professional conduct at all times. LMA's Code of Ethics is designed to ensure that our conduct is at all times consistent with these standards, with our fiduciary obligations to our clients, and with industry and regulatory standards for investment managers.

         The basic principles underlying LMA's Code of Ethics are as follows:

                  A. We will at all times conduct  ourselves  with integrity and distinction, putting first the interests of our clients.

                  B. Even  if  our  clients  are  not  harmed,  we  cannot  take inappropriate advantage of information we learn through our position as fiduciaries.

                  C. We  must  take  care  to  avoid  even  the   appearance  of
                     impropriety in our personal actions.

         The Code of Ethics set forth the general principles that will apply even when the specific rules do not address a specific situation or are unclear or potentially inapplicable.

         Although the Code of Ethics provides guidance with respect to many common types of situations, please remember that the Code of Ethics cannot address every possible circumstance that could give rise to a conflict of interest, a potential conflict of interest, or an appearance of impropriety. Whether or not a specific provision of the Code applies, each employee must conduct his or her activities in accordance with the general principles embodied in the Code of Ethics, and in a manner that is designed to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. Technical compliance with the procedures incorporated in the Code of Ethics will not insulate actions that contravene your duties to LMA and its clients from scrutiny and, in some cases, liability. Each employee should consider whether a particular action might give rise to an appearance of impropriety, even if the action itself is consistent with the employee's duties to LMA and its clients. Therefore, to protect yourself and the firm, please be alert for the potential for conflicts of interest, and please consult the Chief Compliance Officer whenever questions arise concerning the application of the Code of Ethics to a particular situation.

B. FIDUCIARY DUTY. Lateef Management Associates (LMA) and their employees owe fiduciary duties to their clients under the laws of the United States. These fiduciary duties require each of us to place the
         interests   of  our  clients   ahead  of  our  own   interests  in  all
         circumstances.

                          LATEEF MANAGEMENT ASSOCIATES
                CODE OF ETHICS / PERSONAL SECURITIES TRANSACTIONS
                                   APPENDIX A

         An integral part of our fiduciary duty is the obligation to avoid conflicts of interest. As a basic principle, you may not use your position, or information you learn at LMA, so as to create a conflict or the appearance of a conflict between your personal interests and those of LMA or any LMA client. A conflict of interest (or the appearance of a conflict of interest) can arise even if there is no financial loss to LMA or to any LMA client, and regardless of the motivation of the employee involved.

         The potential for conflicts of interest is apparent with respect to personal securities transactions, but conflicts of interest can arise in a variety of situations. Some of the more common examples are described in this Code of Ethics. The rules contained in the Code of Ethics are designed to minimize conflicts of interest and to avoid potential appearances of impropriety. As a result, all employees and members of their immediate families are required to adhere carefully to the elements of the Code of Ethics that are applicable to them. Compliance with LMA's Code of Ethics is a condition of employment. The sanctions that may result from violations of the Code of Ethics, which can include fines and/or dismissal, are outlined below.

         Compliance with the Code of Ethics and interpretation of its requirements is the responsibility of LMA's Chief Compliance Officer, subject to the oversight of LMA's General Partners. If you have questions about whether a conflict of interest exists in a particular situation, please contact the Chief Compliance Officer.

         Industry standards pertaining to matters such as personal securities trading can change over time, and LMA is committed to maintaining high ethical standards for itself and its employees. Therefore, LMA reserves the right to change any or all of the requirements of the Code of Ethics from time to time, as LMA deems necessary or appropriate. LMA also reserves the right, when in its judgment particular circumstances warrant, to impose more stringent requirements on particular employees or on all employees generally, or to grant exceptions to the requirements of the Code of Ethics in circumstances in which it believes an exception is warranted.

C. PERSONS COVERED BY THE CODE OF ETHICS. The provisions and requirements of the Code of Ethics apply to all partners and employees of LMA (referred to herein as "employee" or "employees").

         All of the provisions and requirements of the Code of Ethics, including the rules pertaining to pre-clearance of personal securities transactions, also apply to persons who are closely connected to LMA employees. Examples of closely connected persons include any family member who is presently living in your household, or to whose financial support you make a

                          LATEEF MANAGEMENT ASSOCIATES
                CODE OF ETHICS / PERSONAL SECURITIES TRANSACTIONS
                                   APPENDIX A

         significant contribution, and trusts or estates over which you have investment control. In case of any doubt, please contact the Chief Compliance Officer.

         Although persons who are not closely connected to you are not required to comply with the preclearance and other procedures contained in the Code of Ethics, such persons may not take improper advantage of information that they may receive from you regarding the activity or holdings of LMA clients. In addition, it would be a violation of the Code of Ethics for any LMA employee to arrange for a friend or relative to trade in a security in which that LMA employee would be precluded from trading for his or her own account. It may also be a violation of the Code of Ethics for an LMA employee to give information about the activity or holdings of LMA clients to any person for the purpose of facilitating securities trading by that person.

D. FIDUCIARY RESPONSIBILITY TO CLIENTS. As noted above, LMA and its employees have a fiduciary responsibility to LMA's clients. We are required to avoid conduct that might be detrimental to their best interests, and we cannot place our own personal interests ahead of those of our clients.

         In order to fulfill this duty to our clients, LMA, as a matter of policy, requires its employees to offer all investment opportunities to LMA's clients first, before taking advantage of such opportunities themselves. Therefore, before trading in any security that is not covered by a LMA portfolio manager or analyst, or engaging in a transaction of limited availability, the Chief Compliance Officer, as part of the pre-clearance process, will ensure that a member of the LMA Investment Team is aware that you have identified a security or transaction of limited availability that you believe would be a good investment, and will if necessary ask you to explain the basis for your interest in that security. If, after receiving that information, manager does not wish to recommend that security for investment to LMA clients, you are free to trade, after securing the other necessary pre-approvals. If the manager expresses an interest in that security or transaction, however, you must refrain from trading in that security or engaging in that transaction until a decision has been made as to whether to purchase that security for LMA clients. In some cases, you may be required to refrain from trading for several days, until a decision is made.

         We recognize that this policy may make it more difficult for LMA employees to engage in certain personal securities transactions.
         Nevertheless, we believe that these rules will enhance the ability of LMA to fulfill its fiduciary responsibilities to our clients.

E. OTHER CONFLICTS OF INTEREST. As noted earlier, conflicts of interest can also arise in situations not involving personal securities transactions. Some of the situations that have been encountered in the past are set forth below:

                          LATEEF MANAGEMENT ASSOCIATES
                CODE OF ETHICS / PERSONAL SECURITIES TRANSACTIONS
                                   APPENDIX A

         1. PROVIDING INVESTMENT ADVICE TO OTHERS - In order to avoid conflicts with the interests of our clients, you may not provide investment advice to anyone or manage any person's portfolio on a discretionary basis, except for LMA clients or members of your immediate family (as noted elsewhere, transactions by members of your immediate family are covered by the Code of Ethics). Thus, you should not give advice to anyone, other than members of your immediate family, concerning the purchase or sale of any security, and you should be especially cautious with respect to securities that are being purchased and sold (or are under consideration for purchase and sale) for LMA client accounts. In particular, you may not provide investment advice or portfolio management services for compensation to any person, other than a LMA client, under any circumstances, unless that arrangement is disclosed to and approved by LMA.

         2. FAVORITISM AND GIFTS. You may not seek or accept gifts, favors, preferential treatment, or valuable consideration of any kind offered from certain persons because of your association with LMA. This prohibition applies to anyone who does business or is soliciting business with any LMA entity, as well as to any organization (such as a broker-dealer or other financial intermediary) engaged in the securities business.

         3. DISCLOSURE OF INTERESTS OF MEMBERS OF IMMEDIATE FAMILY. The potential for a conflict of interest also can arise if a member of your immediate family is employed in the securities industry, or has an economic interest in any organization with which LMA does business. If a member of your immediate family has such an employment relationship or such an economic interest, please notify the Chief Compliance Officer promptly.

         4. DISCLOSURE OF INFO CONCERNING SECURITIES RECOMMENDATIONS & TRANSACTIONS. Except as may be appropriate in connection with your job responsibilities, you may not release information to any person not affiliated with LMA (except to those concerned with the transaction or entitled to the information on behalf of the client) as to the securities holdings of any client, any transactions executed on behalf of any client, or LMA's aggregate holdings in, or trading decisions or considerations regarding, any security. In particular, you must take special precautions not to disclose information concerning recommendations, transactions, or programs to buy or sell particular securities that are not yet completed or are under consideration, except (1) as necessary or appropriate in connection with your job responsibilities, (2) when the disclosure results from the publication of a prospectus, proxy statement, or other documents, as may be required under the federal securities laws, (3) in conjunction with a regular report to shareholders or to any governmental authority resulting in such information becoming public knowledge, (4) in conjunction with any report to which persons are entitled by reason of provisions of an investment management agreement or other similar document governing the operation of LMA, (5) as may otherwise be required by law, or (6) after the information is otherwise publicly available.

                          LATEEF MANAGEMENT ASSOCIATES
                CODE OF ETHICS / PERSONAL SECURITIES TRANSACTIONS
                                   APPENDIX A

         5. INSIDER TRADING. LMA prohibits trading, either personally or on behalf of others, on material nonpublic information, or communicating such information to others who trade in violation of law (known as "insider trading" and "tipping"). Although the pre-clearance, reporting, and trade restriction requirements of the Code of Ethics apply only to trading by employees and their members of their immediate families, the insider trading and tipping restrictions reach beyond employees' immediate families to prohibit LMA employees from illegally profiting (or avoiding losses), or from funneling illegal profits (or losses avoided), to any other persons. They also prohibit LMA from insider trading or tipping in client accounts. For more information, please consult the Chief Compliance Officer.

     F. POTENTIAL CONSEQUENCES OF VIOLATIONS. LMA regards violations of the Code of Ethics as a serious breach of firm rules. Therefore, any employee who violates any element of the Code of Ethics may be subject to appropriate disciplinary action, up to and including dismissal.

         Moreover, all employees should be aware that failure to comply with certain elements of LMA's Code of Ethics may constitute a violation of federal and/or state law, and may subject that employee and the firm to a wide range of criminal and/or civil liability. Violations or potential violations of the Code of Ethics may be reported to federal or state authorities, such as the SEC.

     G. QUESTIONS CONCERNING THE CODE OF ETHICS. Given the seriousness of the potential consequences of violations of the Code of Ethics, all employees are urged to seek guidance with respect to issues that may arise. Resolving whether a particular situation may create a potential conflict of interest, or the appearance of such a conflict, may not always be easy, and situations inevitably will arise from time to time that will require interpretation of the Code of Ethics to particular circumstances. Please do not attempt to resolve such questions yourself. In the event that a question arises as to whether a proposed transaction is consistent with the Code of Ethics, please address that question to the Chief Compliance Officer before the transaction is initiated.

         Although the Code of Ethics addresses many possible situations, other special situations inevitably will arise from time to time. If a particular transaction or situation does not give rise to a real or potential conflict of interest, or if appropriate safeguards can be established, the Chief Compliance Officer or the LMA General Partners may grant exceptions to provisions of the Code of Ethics. However, there can be no guarantee that an exception will be granted in any particular case, and no exception will be granted unless it is requested before you enter into a transaction.

     H. FORMS TO BE EXECUTED. After you have read through all of the material included, please sign and return the acknowledgment to the Chief Compliance Officer (see Exhibit G). The Chief Compliance Officer has copies of the Personal Holdings Report available for your use. Authorization and reporting forms pertaining to securities transactions will be retained and will become a permanent part of your individual personal securities transactions file.

                          LATEEF MANAGEMENT ASSOCIATES
                CODE OF ETHICS / PERSONAL SECURITIES TRANSACTIONS
                                   APPENDIX A

     PERSONAL SECURITIES TRANSACTIONS

     A. PURPOSE. Personal securities trading by investment management personnel has come under intensive scrutiny. It is important to remember that all investment opportunities (if suitable) must be offered first to clients before an employee may act on them. All Company employees should be careful to conduct their personal securities transactions in accordance with following policies and procedures and with the Company's Code of Ethics covered in Section I of this Appendix A.

     B. BENEFICIAL OWNERSHIP. The Personal Securities Transactions Policies concerning reporting and prior approval covers all transactions in securities in which you (or persons closely connected to you) have a direct or indirect beneficial ownership. The term "beneficial interest" is defined in the federal securities laws and includes more than an ordinary ownership interest. Because beneficial interest can be interpreted very broadly, if you have any question concerning whether you have a beneficial interest in a security you should contact the CCO. A few examples of accounts that would be covered by the Company's Personal Securities Transactions Policy are as follows:

         1. Spousal accounts

         2. Accounts of dependent children or children living in your household

         3. In general, you may be deemed to have beneficial ownership under any of the following circumstances:

                  A. You have the power to sell or transfer  the security or you have the power to direct the sale or transfer;

                  B. You have the  power to vote the  security  or the  power to direct the vote;

                  C. You have an economic interest in the security; or

                  D. You have the right to acquire, within 60 days, the power to sell, the power to vote, or an economic interest in the security.

     C. GENERAL RULE. Employees and persons closely connected to employees must conduct personal securities trading in a manner that does not give rise to either a conflict of interest, or the appearance of a conflict of interest, with the interests of any Company clients. Please bear in mind that, if a conflict of interest arises, you may be frozen in, or prohibited from trading, securities in which you have an existing position. Any losses suffered due to compliance with the requirements of this policy are the employee's sole responsibility. Each employee should evaluate this risk before engaging in any personal securities transaction.

                          LATEEF MANAGEMENT ASSOCIATES
                CODE OF ETHICS / PERSONAL SECURITIES TRANSACTIONS
                                   APPENDIX A

         1. PRE-CLEARANCE - In order to avoid conflicts of interest, the Company requires written preclearance of securities that are, or would, be beneficially owned by its employees. The preclearance requirement applies to all securities and instruments that are not included on the Exempted Securities list below. If there is any doubt as to whether the pre-clearance requirement applies to a particular transaction, check with the CCO before entering into the transaction. Because there is no shared research or coordination of orders between the Portland Team and the California Team, the Pre-Clearance Process for each team will be different.

         2. The pre-clearance requirement is satisfied when the LMA Personal Securities Transaction Pre-Clearance Form (Exhibit A)

            A. PORTLAND TEAM PRE-CLEARANCE PROCESS - For proposed transactions that do not qualify for the exceptions noted below, the employee must receive prior approval from one of the following persons BEFORE placing or executing any orders.

                  (1) The Portland Investment Team(Larry Frager)

                  (2) The Portland Trader (Paul Wittman)

                  (3) In the event a member of the first two  categories  is not available to pre-clear a transaction, approval may be obtained from any General Partner.

                  (4) NOTE:  A TRADE SHOULD NOT BE  PRE-CLEARED  IF IT IS LIKELY
                      THAT THE COMPANY WILL EFFECT A TRANSACTION IN THE SECURITY WITHIN THE NEXT TWO BUSINESS DAY.

            B. CALIFORNIA TEAM PRE-CLEARANCE PROCESS - For proposed transactions that do not qualify for the exceptions noted below, the employee must receive prior approval from one of the following persons BEFORE placing or executing any orders.

                  (1) The California  Investment Team (K. Lateef or R. Underhill
                      or S. Chapman)

                  (2) The California Team Trader (David Tudor)

                  (3) In the event a member of the first two  categories  is not available to pre-clear a transaction, approval may be obtained from any General Partner.

                  (4) NOTE:  A TRADE SHOULD NOT BE  PRE-CLEARED  IF IT IS LIKELY
                      THAT THE COMPANY WILL EFFECT A TRANSACTION IN THE SECURITY WITHIN THE NEXT TWO BUSINESS DAY.

            C. TRADING DATE - You must initiate all trading instructions on the date that you list as the proposed trade date. If for some reason you cannot initiate trade instructions on that date, you must resubmit your pre-clearance request for approval. Ordinarily, the date on which you initiate your trade instructions should be the date on which the trade is actually executed. However, there are several exceptions to this general rule. The first

                          LATEEF MANAGEMENT ASSOCIATES
                CODE OF ETHICS / PERSONAL SECURITIES TRANSACTIONS
                                   APPENDIX A

            involves limit, good-till-cancelled ("GTC"), and stop-loss orders. The trading date for a limit, GTC or a stop-loss order is the date on which you give the order to your broker, not the date on which the order is finally executed in accordance with your instructions. Therefore, if your limit, GTC or stop-loss order is entered with the broker in accordance with the pre-clearance requirements and consistent with the applicable blackout period, the subsequent execution of that trade will satisfy the pre-clearance requirements, even if the Company subsequently enters trades for client accounts that are executed on the same day as your limit, GTC or stop-loss order is executed.

            D. RECORDKEEPING - Once the employee has obtained the required approval, the executed approval form must be delivered to the CCO. The CCO will retain the documentation evidencing the pre-clearance transaction.

1. BLACKOUT PERIODS OVERVIEW - Potential conflicts of interest are of particular concern when an employee buys or sells a particular security at or near the same time as the Company buys or sells the same security for one or more client accounts. In order to reducethe potential for conflicts of interest and the potential appearance of impropriety that can arise in such situations, the Company prohibits employees from trading during a certain period before and after the Company enters trades on behalf of its clients (THE BLACKOUT PERIOD ONLY APPLIES TO ACROSS THE BOARD TRADES MADE ON BEHALF OF CLIENTS AND DOES NOT APPLY TO TRADES MADE AS A RESULT OF A CASHFLOW). The period during which personal securities transactions is prohibited is commonly referred to as a "blackout period."The blackout period applies to all securities and instruments that are not included on the Exempted Securities list below.

            A. BLACKOUT PERIOD RULE - The blackout period is two (2) business days before and the same day a trade has been executed for a client portfolio (i.e., T-1, T-2 and T0).

            B. BLACKOUT PERIOD EXAMPLE - If a security is transacted in a client account on Thursday (T0), then it MAY NOT be transacted in a personal account on Thursday (T0) or the preceding Tuesday (T-2) or Wednesday (T-1) but MAY be bought/sold on Friday (T+1) or any day thereafter (assuming no additional client transaction occur).

            C. BLACKOUT PERIOD VIOLATIONS - If a personal securities trade falls within the applicable blackout period, the employee must reverse the trade. If the trade cannot be reversed prior to settlement, then the employee must engage in an offsetting transaction immediately. In such an event, the employee will be required to bear any loss that occurs and any resulting net profits must be donated to a charity designated by the Company. As a result, employees should consider carefully the potential consequences of the applicable blackout period before engaging in personal securities transactions in securities which the Company my hold, or might consider holding in client accounts.

                          LATEEF MANAGEMENT ASSOCIATES
                CODE OF ETHICS / PERSONAL SECURITIES TRANSACTIONS
                                   APPENDIX A

2. EXCEPTIONS TO PRE-CLEARANCE AND BLACKOUT PERIODS - In some cases, an employee may engage in transactions without obtaining pre-clearance or passing the Blackout Period restriction. These exceptions are described in detail below:

            A. EXEMPTED SECURITIES - The pre-clearance process does not apply to any of the following types of securities or instruments. As a result, you may engage in transactions of these exempted securities without obtaining pre-clearance. However, such transactions must be reported on the Employee's quarterly personal securities transactions report and on your annual holdings reports. The exempted securities include the following:

                  (1) Shares of  registered  mutual funds and money market funds for which LMA does not serve as Advisor or Sub-Advisor;

                  (2) Treasury  bonds,  Treasury  Notes,  Treasury  Bills,  U.S.
                      Savings Bonds, and other instruments issued by the U.S. Government;

                  (3) High  quality,  short-term  debt  instruments  issued by a banking institution, such as bankers' acceptances and bank certificates of deposit;

                  (4) Commercial  paper and other high quality  short-term  debt instruments;

                  (5) Any security  that is included in the S&P 500 Stock Index.
                      The list of securities   that  are  included  in  the   De
                      Minimis Index can be found at www.standardandpoors.com.

                  (6) Any currency or commodity;

                  (7) Index tracking (ETFs) stocks, options or futures;

                  (8) Derivatives  based on  any of the  instruments  listed  in items 1 - 7.

D. RESPONSIBILITY. The Company and its employees are fiduciaries subject to the highest standards of care and must always act in our clients' best interests. IT IS NOT APPROPRIATE TO RELY ON MERE TECHNICAL COMPLIANCE WITH THE RULES SET OUT IN THIS POLICY. Moreover, the SEC and other regulators closely scrutinize personal securities transactions by investment professionals to ensure that they conform to fiduciary principles. As a result you should always remember that we all have an obligation to put our client's interests ahead of our own in all circumstances.

E. REPORTING PERSONAL SECURITIES TRANSACTIONS. This policy requires four types of reports concerning personal securities transactions. The five types of reports are as follows:

                          LATEEF MANAGEMENT ASSOCIATES
                CODE OF ETHICS / PERSONAL SECURITIES TRANSACTIONS
                                   APPENDIX A

         1. HARD-COPY PRE-CLEARANCE FORMS - Original copies of all pre-clearance forms (see EXHIBIT A) granting pre-clearance approval are retained in each employee's personal securities transactions file.

         2. DUPLICATE BROKERAGE CONFIRMATIONS AND BROKERAGE STATEMENTS - Each employee must instruct each broker-dealer with whom he or she maintains an account, and with respect to all other accounts as to which the employee is deemed to have beneficial ownership, to send directly to the CCO a duplicate copy of all transaction confirmations generated by that broker-dealer for that account. In order to ensure that duplicate brokerage confirmations are received for all employee trading accounts, all employees are required to complete a Trading Account Form (see EXHIBIT B) and to submit an updated Trading Account Form within 10 days of an account's being added or deleted. You and persons closely connected to you must disclose promptly every trading account that you maintain, and every new trading account that you open, to the CCO. In addition, all accounts will be maintained and reconciled in the company's accounting system (FIN).

         3. ANNUAL REPORTS OF TRANSACTIONS - Each employee must file a Quarterly Securities Transaction Report (see EXHIBIT C) with the CCO, within 15 days after the end of each quarter, whether or not the employee entered into any personal securities transactions during that quarter. The quarterly reporting process also enables the Company to double-check that all personal securities transactions have been appropriately pre-cleared and reported. Reports from the FIN accounting system may be used to generate the list of trading activity.

         4. INITIAL AND ANNUAL PERSONAL HOLDINGS REPORTS - The pre-clearance and reporting process with respect to personal securities transactions is designed to minimize the potential for conflicts of interest between an employee's personal investing and investments made by the Company on behalf of its clients. However, potential conflicts of interest can arise when an employee owns a security that the firm holds, or is considering buying, on behalf of any if its clients, even if the employee does not engage at that time in a personal securities transaction. As a result, the SEC has stated flatly that an investment adviser must require its employees to disclose all of their personal holdings upon their becoming employees and at least annually thereafter. Initial disclosure of holdings information must be made within 15 calendar days of your being employed by the Company. Annual Personal Holdings Reports (See EXHIBIT D) must be submitted to the CCO by January 30 of each year and provide information as of a date not earlier than December 31 of the preceding year. Please be aware that reports of personal holdings may be reviewed by the CCO and may be disclosed, when deemed necessary or appropriate, to members of the Investment Team, to general partners of the Company, and/or to the Company's legal representatives. Reports from the FIN accounting system may be used to generate the list of holdings.

    F.   RECORD-KEEPING  REQUIREMENTS.   The  CCO  shall  maintain  current  and
         accurate records of all personal securities transactions of its employees.

                          LATEEF MANAGEMENT ASSOCIATES
                CODE OF ETHICS / PERSONAL SECURITIES TRANSACTIONS
                                   APPENDIX A

    G. ACKNOWLEDGMENT. The Company requires that all employees acknowledge in writing that they have reviewed and understand the Company's policy on personal securities transactions (See EXHIBIT E).

                          LATEEF MANAGEMENT ASSOCIATES
                CODE OF ETHICS / PERSONAL SECURITIES TRANSACTIONS
                         EXHIBIT A - PRE-CLEARANCE FORM

Employee Name__________________________ Proposed Trade Date:____________________

I hereby certify as follows:

1. I am familiar with LMA's Code of Ethics, and this transaction complies in all material respects with that policy. I understand that failure to comply with the Code of Ethics may result in severe civil and criminal penalties under federal securities laws, as well as disciplinary action.

2. I am not aware of any material, non-public information concerning this issuer or the market for its securities.

3. To the best of my knowledge, except as otherwise disclosed to the Compliance Department, LMA has no plans to purchase or sell securities of this issuer within three business days of the proposed trade date.

Signature ___________________________________ Date ____________________________

================================================================================

Security, Name or Description: _________________________________________________

Is this Security currently listed on the LMA universe?        _____ YES _____ NO

Is this transaction of limited availability?                  _____ YES _____ NO

Ticker Symbol:___________ Number of Shares or Principal Amount: ________________

Market ______                       GTC/ Limit ____           Stop Loss _____

Buy or Sell: _______________________________ Price:_____________________________

================================================================================

                                  AUTHORIZATION

LMA INVESTMENT TEAM

1. I do not expect that this security will be recommended shortly for purchase or sale for client accounts.

2. In the event the above security is not currently followed by LMA, or is a transaction of limited availability, I believe the purchase of this security for LMA accounts is inappropriate.

                                        Initials_________ Date__________________

                                        OR
LMA TRADER

1. There are no orders pending for purchase or sale of the security for client accounts at this time.

2. There are no members of the LMA investment team available at this time to review this

                                        Initials_________ Date__________________

                                        OR
LMA GENERAL PARTNER

                                        Initials_________ Date__________________

                          LATEEF MANAGEMENT ASSOCIATES
                CODE OF ETHICS / PERSONAL SECURITIES TRANSACTIONS
                       EXHIBIT B -LIST OF TRADING ACCOUNTS

Name of Employee _____________________________________________________________
                                            (Please Print)

I hereby certify that the following is a complete and accurate list of all trading accounts in which I have a direct or indirect beneficial interest.

--------------------------------------------------------------------------------
Institution's                      Date Account      Name of
   Name           Account Number   Established    Account Holder  Relationship
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



Signature _______________________________________________________________




Date: _____________________________________

                          LATEEF MANAGEMENT ASSOCIATES
                CODE OF ETHICS / PERSONAL SECURITIES TRANSACTIONS
                    EXHIBIT C - QUARTERLY TRANSACTIONS REPORT

Name of Employee _____________________________________________________________
                                            (Please Print)

--------------------------------------------------------------
     1ST Q            2ND Q           3RD Q         4TH Q
--------------------------------------------------------------
                            200__
--------------------------------------------------------------


I had no reportable security transactions for the circled quarter above:

                                         ---------------------------------------
                           OR                         Signature

The following is a complete list of accounts* that had security transactions that are required to be reported under LMA's Code of Ethics for the circled quarter above:
                                         ---------------------------------------
                                                      Signature



* A detailed transaction report for each account with eligible trades must be attached to this form.

--------------------------------------------------------------------------------
    Institution's         Account            Report       Report      # of Pages
        Name              Number           Start Date    End Date      Attached
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          LATEEF MANAGEMENT ASSOCIATES
                CODE OF ETHICS / PERSONAL SECURITIES TRANSACTIONS
                   EXHIBIT D - ANNUAL PERSONAL HOLDINGS REPORT

Name of Employee _____________________________________________________________
                                            (Please Print)

Year Ending: 12/31/_______

I had no reportable security holdings as of the date listed above:

                                                --------------------------------
                                    OR                Signature

The following is a complete list of accounts* that had security holdings that are required to be reported under LMA's Code of Ethics as of the date listed above:

                                                --------------------------------
                                                      Signature



* A detailed holdings report for each account with eligible holdings must be attached to this form.

--------------------------------------------------------------------------------
              Institution's         Account          Report        # of Pages
                  Name              Number            Date          Attached
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          LATEEF MANAGEMENT ASSOCIATES
                CODE OF ETHICS / PERSONAL SECURITIES TRANSACTIONS
                           EXHIBIT E - ACKNOWLEDGEMENT

Name of Employee _____________________________________________________________
                                            (Please Print)



I have received a copy of the Lateef Management Associates Code of Ethics. I have read it and I understand it. As a condition of employment, I agree to comply with all of the provisions of the Code of Ethics and I agree to follow the procedures outlined therein, including, but not limited to, the personal security transactions prior approval and reporting requirements set forth therein. I also certify that I have complied with all of the provisions of the Code of Ethics since the date on which I first became employed by LMA, except as otherwise disclosed to the Chief Compliance Officer. I authorize Lateef Management Associates to furnish the information contained in any report of securities transactions filed by me to such federal, state, and self-regulatory authorities as may be required by law or by applicable rules and regulations. Unless required to be disclosed by law, rule, regulation or order of such regulatory authority or of a court of competent jurisdiction, the information contained in such reports shall be treated as confidential and disclosed to no one outside Lateef Management Associates without my consent.





-------------------------------             -----------------------------
            Date                                     Name (Print)





                                            -----------------------------
                                                 Signature of Employee